                                                                 Exhibit 99.01

- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 11-K/A

                                ANNUAL REPORT



[X]
   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                                      OR

[ ]
   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)



For the fiscal year ended December 31, 1994        Commission File Number 1-1097




                      OKLAHOMA GAS AND ELECTRIC COMPANY
                      EMPLOYEES' RETIREMENT SAVINGS PLAN

                           (Full Title of the Plan)





                      OKLAHOMA GAS AND ELECTRIC COMPANY
                              101 North Robinson
                                 P.O. Box 321
                      Oklahoma City, Oklahoma 73101-0321



(Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)


- --------------------------------------------------------------------------------

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan has duly caused this Amendment to its Annual Report on Form 11-K to be signed on its behalf by the undersigned member of the Committee having the responsibility for the administration of the Plan, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 27th day of April, 1995.




                                       OKLAHOMA GAS AND ELECTRIC COMPANY
                                       EMPLOYEES' RETIREMENT SAVINGS PLAN


                                       By /s/ DONALD R. ROWLETT
                                          -------------------------------------
                                              Donald R. Rowlett
                                              Member

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Oklahoma Gas and Electric Company
Employee Retirement Savings Plan Committee:

We have audited the accompanying statements of net assets available for plan benefits of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Employee Retirement Savings Plan Committee. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan as of December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for the year ended December 31, 1994 in conformity with generally accepted accounting principles.


Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 1994, and the schedule of reportable transactions for the year ended December 31, 1994, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                         ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
March 16, 1995

      OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES' RETIREMENT SAVINGS PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1994


                                                                       Fidelity Management Trust Company
                                                      ------------------------------------------------------------------------
                                         OG&E                            Asset           Asset          Managed
                                        Common           Asset          Manager:        Manager:        Income        Loan
                                      Stock Fund        Manager          Growth          Income        Portfolio      Fund
                                     ------------     ------------     ------------   -----------    ------------  -----------
Cash                                 $   245,189      $      -        $      -        $     -       $      -        $    -
Investments, at market value:
   Common stock of Oklahoma Gas and
     Electric Company                   88,057,500           -               -              -              -             -
   Fidelity U.S. Government Fund         1,188,157           -               -              -              -             -
   Fidelity Asset Manager                   -            7,277,180           -              -              -             -
   Fidelity Asset Manager: Growth           -                -           12,635,770         -              -             -
   Fidelity Asset Manager: Income           -                -               -          2,318,634          -             -
   Fidelity Managed Income Portfolio        -                -               -              -          14,922,234        -
   Loan Fund                                 -               -               -              -              -         8,623,512
                                     ------------     ------------     ------------   -----------    ------------  -----------
          Total Investments            89,245,657        7,277,180       12,635,770     2,318,634      14,922,234    8,623,512
Contributions receivable:
   Participants                            42,293           15,328           36,925         2,730           8,225       48,173
   Company                                 50,409            -               -              -              -             -
Dividends and interest receivable       1,782,690            -               -              -              -             -
                                     ------------     ------------     ------------   -----------    ------------  -----------
          Net assets available for
            plan benefits            $ 91,366,238     $  7,292,508     $ 12,672,695   $ 2,321,364    $ 14,930,459  $ 8,671,685
                                     ============     ============     ============   ===========    ============  ===========





                                             Total
                                          ------------
 Cash                                     $    245,189

 Investments, at market value:

    Common stock of Oklahoma Gas and
      Electric Company                      88,057,500

    Fidelity U.S. Government Fund            1,188,157

    Fidelity Asset Manager                   7,277,180
    Fidelity Asset Manager: Growth          12,635,770

    Fidelity Asset Manager: Income           2,318,634

    Fidelity Managed Income Portfolio       14,922,234

    Loan Fund                                8,623,512
                                          ------------

           Total Investments               135,022,987

 Contributions receivable:

    Participants                              153,674

    Company                                     50,409
 Dividends and interest receivable           1,782,690
                                          ------------

          Net assets available for
            plan benefits                 $137,254,949
                                          ============





         The accompanying notes are an integral part of this statement.

      OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES' RETIREMENT SAVINGS PLAN

              STATEMENT  OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1993


                                             Bank of Oklahoma, N.A.            Fidelity Management Trust Company
                                          ----------------------------   ---------------------------------------------
                                             Company        Fixed            OG&E                           Asset
                                             Common         Income          Common           Asset         Manager:
                                           Stock Fund        Fund         Stock Fund        Manager         Growth
                                          ------------  --------------   ------------  ---------------  --------------
Cash                                      $      -      $       -       $       -       $       -       $       -
Investments, at market value:
   Common stock of Oklahoma Gas
      and Electric Company                   1,998,222          -         113,296,775           -               -
   Fidelity U.S. Government fund                -               -             588,812           -               -
   Fidelity Asset Manager                       -               -              -                83,843          -
   Fidelity Asset Manager: Growth               -               -              -                -              179,707
   Fidelity Asset Manager: Income               -               -              -                -               -
   Fidelity Managed Income Portfolio            -               -              -                -               -
   Loan Fund                                    -               -              -                -               -
                                          ------------  --------------   ------------  ---------------  --------------
          Total Investments                  1,998,222          -         113,885,587           83,843         179,707
Contributions receivable:
   Participants                                 -               -              64,253           22,211          45,631
   Company                                      -               -              71,100           -               -
Dividends and interest receivable               35,914          -           2,036,594           -               -
Interfund receivable (payable)                  -               -             247,263           -               -
                                          ------------  --------------   ------------  ---------------  --------------
          Net assets available for
            plan benefits                 $  2,034,136  $       -        $116,304,797  $       106,054  $      225,338
                                          ============  ==============   ============  ===============  ==============
                                                  Fidelity Management Trust Company
                                         ----------------------------------------------------
                                            Asset            Managed
                                           Manager:          Income                 Loan
                                            Income          Portfolio               Fund             Total
                                         -------------     ------------           ----------     ------------
Cash                                     $      -          $     -                $   -          $     -
Investments, at market value:
   Common stock of Oklahoma Gas
      and Electric Company                      -                -                    -           115,294,997
   Fidelity U.S. Government fund                -                -                    -               588,812
   Fidelity Asset Manager                       -                -                    -                83,843
   Fidelity Asset Manager: Growth               -                -                    -               179,707
   Fidelity Asset Manager: Income               15,792           -                    -                15,792
   Fidelity Managed Income Portfolio            -            26,528,163               -            26,528,163
   Loan Fund                                    -                 -                9,010,267        9,010,267
                                         -------------     ------------           ----------     ------------
          Total Investments                     15,792       26,528,163            9,010,267      151,701,581
Contributions receivable:
   Participants                                  4,508           14,623               -               151,226
   Company                                      -                -                    -                71,100
Dividends and interest receivable               -                -                    -             2,072,508
Interfund receivable (payable)                  -             (247,263)               -                -
                                         -------------     ------------           ----------     ------------
          Net assets available for
            plan benefits                $      20,300     $ 26,295,523           $9,010,267     $153,996,415
                                         =============     ============           ==========     ============




         The accompanying notes are an integral part of this statement.

      OKLAHOMA GAS AND ELECTRIC COMPANY EMPLOYEES' RETIREMENT SAVINGS PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                     Bank of
                                 Oklahoma, N.A.                       Fidelity Management Trust Company
                                 -------------- ----------------------------------------------------------------------------
                                    Company        OG&E                       Asset       Asset       Managed
                                     Common       Common        Asset       Manager:    Manager:      Income         Loan
                                   Stock Fund   Stock Fund      Manager      Growth      Income      Portfolio       Fund
                                  ------------  ------------  ----------  -----------   ----------  -----------   ----------
Net assets available for
 plan benefits at beginning
 of year                          $  2,034,136  $116,304,797  $  106,054  $   225,338   $   20,300  $26,295,523   $9,010,267
                                  ------------  ------------  ----------  -----------   ----------  -----------   ----------
Investment income:
  Dividends                             -          1,516,489     313,609      345,697     116,908       935,749        -
  Interest                                513         29,756         247          569          55         4,475        -
  Interest on loans                     -            350,652      76,526      198,675      15,826        45,047        -
Appreciation (depreciation)
  in market value of
  investments:
  Common stock                          -         (3,576,378)       -           -           -             -            -
  Mutual funds                          -              -        (897,449)  (1,577,949)   (150,779)        -            -
Contributions:
  Participants                          -          3,234,690   1,127,701    2,635,013     227,102       667,986        -
  Company                               -          3,783,704        -           -           -             -            -
Realized gain (loss) on sale or
  distribution of investments           -         (1,600,457)   (267,064)    (310,507)    (46,995)        -            -
                                  ------------  ------------  ----------  -----------   ----------  -----------   ----------
      Total additions (reductions)        513      3,738,456     353,570    1,291,498     162,117     1,653,257        -
Distributions to participants           -        (14,463,662) (1,611,952)    (914,305)   (349,937)   (4,283,291)  (2,317,730)
                                  ------------  ------------  ----------  -----------   ----------  -----------   ----------
      Net additions (reductions)           513   (10,725,206) (1,258,382)     377,193    (187,820)   (2,630,034)  (2,317,730)
                                  ------------  ------------  ----------  -----------   ----------  -----------   ----------
Transfer between funds, net        (2,034,649)   (14,213,353)  8,444,836   12,070,164    2,488,884   (8,735,030)   1,979,148
                                  ------------  ------------  ----------  -----------   ----------  -----------   ----------
Net assets available for
  plan benefits at end of year    $     -       $ 91,366,238  $7,292,508  $12,672,695   $2,321,364  $14,930,459   $8,671,685
                                  ============  ============  ==========  ===========   ==========  ===========   ==========
                                      Total
                                  ------------
Net assets available for
 plan benefits at beginning
 of year                          $153,996,415
                                  ------------
Investment income:
  Dividends                          3,228,452
  Interest                              35,615
  Interest on loans                    686,726
Appreciation (depreciation)
  in market value of
  investments:
  Common stock                      (3,576,378)
  Mutual funds                      (2,626,177)
Contributions:
  Participants                       7,892,492
  Company                            3,783,704
Realized gain (loss) on sale or
  distribution of investments       (2,225,023)
                                  ------------
      Total additions (reductions)   7,199,411
Distributions to participants      (23,940,877)
                                  ------------
      Net additions (reductions)   (16,741,466)
                                  ------------
Transfer between funds, net              -
                                  ------------
Net assets available for
  plan benefits at end of year    $137,254,949
                                  ============


         The accompanying notes are an integral part of this statement.

                       OKLAHOMA GAS AND ELECTRIC COMPANY
                      EMPLOYEES' RETIREMENT SAVINGS PLAN


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993


1. DESCRIPTION OF PLAN AND SIGNIFICANT ACCOUNTING POLICIES:

The Oklahoma Gas and Electric Company Employees' Thrift Plan (the "Plan") and the Oklahoma Gas and Electric Company Employees' Thrift Trust (the "Trust") were adopted by the Board of Directors of Oklahoma Gas and Electric Company ("OG&E" or the "Company") on November 10, 1981, and became effective January 1, 1982. The Plan, a defined contribution trusteed plan, was amended September 1, 1994 and is renamed the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan. Bank of Oklahoma, N.A., was the Trustee under the Plan pursuant to an agreement with the Company through November 30, 1993. Fidelity Management Trust Company ("Fidelity") became the Trustee of the Plan effective December 1, 1993 and is responsible for the safekeeping and investment of all contributions made to the Trust.

Effective December 1, 1993, participants may contribute any whole percentage between 2% and 15% of their compensation. The first 6% of contributions are called "Regular Contributions," and any contributions over 6% of compensation are called "Supplementary Contributions." Participants may designate at their discretion all or any portion of their Regular and Supplementary Contributions to the Plan as a salary reduction contribution under Section 401(k) of the Internal Revenue Code. Under Section 401(k) of the Internal Revenue Code, the portion of the participant's base salary that is contributed as a "Tax-Deferred Contribution" will not be subject to Federal income tax until such portion is withdrawn or distributed from the Plan. Company contributions to the Plan are made monthly. Participants can direct that all of their contributions be invested in multiples of 1% in any one or all of the following five investment funds, each with a specific investment portfolio goal:

         OG&E Common Stock Fund - consists of shares of the Company's common stock contributed by the Company or purchased by the Trustee.

         Fidelity Asset Manager - goal of approximately 40% stocks, 40% bonds and 20% short-term instruments.

         Fidelity Asset Manager: Growth - goal of approximately 65% stocks, 30% bonds and 5% short-term instruments.

         Fidelity Asset Manager: Income - goal of approximately 20% stocks, 30% bonds and 50% short-term instruments.

         Fidelity Managed Income Portfolio - consists of short-term and long-term investment contracts.

In February 1995, three investment fund options were added as follows:

         Fidelity Growth & Income Portfolio - consists of foreign and domestic stocks and debt securities.

         Fidelity Blue Chip Growth Fund - consists of common stocks of well known, established growth companies.

         Fidelity Contrafund - consists of common stocks from companies that the Fund's manager believes are undervalued or show potential for growth.

The accompanying financial statements have been prepared on the accrual basis of accounting. Investments are carried at market value determined from quoted market prices when available or management's estimate of fair market value. Unrealized appreciation in the market value of investments, disclosed in Note 4, represents the change in the difference between the market value and the cost at the beginning and end of year including the effect of acquisitions and distributions during the year. Realized gains/losses on sales or dispositions and appreciation/depreciation of plan assets included in the statements of changes in net assets available for plan benefits are based on the change in the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

Participation in the Plan is voluntary. Employees are eligible to become participants in the Plan after completing one year of service as defined in the Plan. Prior to December 1, 1993, participants could contribute 2%, 4% or 6% of their base salary ("Regular Contributions") to the Plan. In addition, participants making Regular Contributions of 6% could also make additional contributions to the Plan of 2%, 4% or 6% of their base salary ("Supplemental Contributions").

Prior to December 1, 1993, the Plan allowed participants at their discretion to designate, in increments of 2% of their base salary, all or any portion of their Regular and Supplemental Contributions to the Plan as a salary reduction contribution under Section 401(k) of the Internal Revenue Code. All such contributions so designated were considered "Tax-Deferred Contributions."

The Company contributes to the Plan on behalf of each participant an amount equal to 50% of the participant's Regular Contribution for participants with less than 20 years of Plan participation, as defined in the Plan, and an amount equal to 75% of the participant's Regular Contribution for participants with 20 or more years of participation in the Plan. No Company contributions are made with respect to the participant's Supplementary (or supplemental) Contribution. The Company's contribution can be made either in cash or in shares of the Company's common stock. If the Company contributes cash, such cash is used to purchase common stock of the Company.

Prior to December 1, 1993, participants could direct that all their contributions be invested in multiples of 10% in one or both of the following two investment funds:

      Company Common Stock Fund - consists of shares of the Company's common stock contributed by the Company or purchased by the Trustee. Dividends are reinvested in additional shares of the Company's common stock.

      Fixed Income Fund - consists of a portfolio of instruments including U.S. Treasury Bills and Notes and other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; certificates of deposit and bankers' acceptances; and commercial paper and other debt obligations issued by U.S. corporations. The specific investments are determined by the Trustee.

Participants' Regular and Supplementary (or supplemental) Contributions are fully vested and nonforfeitable. Participants become vested as to 30% of the amount in their Company contribution account upon the completion of their third year of service with the Company, and become vested as to an additional 10% upon the completion of the following year and 20% for each subsequent year of participation in the Plan. In addition, participants become fully vested when they are eligible for retirement under the Company Employees' Retirement Plan or in the event of death, permanent disability or attainment of age 65.

Forfeitures of the Company's contributions resulting from termination of the participant's interest in the Plan are used to reduce the Company's future contributions. Forfeitures will be reinstated if the participant is reemployed by the Company and returns to the Plan within five years.

The Plan is a qualified plan under provisions of Section 401(a) of the Internal Revenue Code and is exempt from Federal income taxes under provisions of
Section 501(a) of the Internal Revenue Code. The Plan has been amended since receiving the determination letter, dated March 5, 1987. The Company is in the process of obtaining a determination letter regarding subsequent amendments. However, the Company is of the opinion that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, the Company believes the Plan is qualified and continues to be tax exempt. Participants on whose behalf Company contributions are made are not taxed on the amounts contributed by the Company or on any income earned thereon until the receipt of a distribution pursuant to the terms of the Plan. The taxation of income earned on Plan assets attributable to participants' contributions to the Plan is also deferred until distribution is made. The amount of income taxes applicable to the participants or their beneficiaries upon distribution is prescribed by the Internal Revenue Code and is dependent upon the method of distribution.

The Plan is administered by a committee appointed by the Board of Directors of the Company (the "Financial Programs Committee"). Expenses of administering the Plan are expected to be paid by the Company; however, if not paid by the Company, such expenses will be charged to the Trust.

The Company intends to continue the Plan indefinitely, but reserves the right to alter, amend, modify, revoke or terminate the Plan at any time upon the direction of the Company's Board of Directors. If the Plan is terminated for any reason, the interests of all participants will be fully vested, and the Employee Retirement Savings Plan Committee will direct that the participants' account balances be distributed as soon as practical. The Company has no continuing liability under the Plan after the final disposition of the assets of the Plan.

2. LOANS TO PARTICIPANTS:

The maximum amount which a participant may borrow is the lesser of $50,000 or 50% of the participant's allocated vested share of the Plan assets. The loans are secured by a portion of the amounts remaining in the participant's account. The Plan allows participants on leave of absence to obtain loans from their account. All loans granted must be repaid pursuant to a written repayment schedule not to exceed five years and evidenced by a written promissory note signed by the borrower. Borrowed amounts do not share in the earnings and losses of the investment funds. Rather, when the loan is repaid, the interest on the loan is credited to the participant's account in the Plan.

Interest rates were established by the Employee Retirement Savings Plan Committee prior to December 1, 1993. After December 1, 1993, the interest rate is equal to the "prime rate," as published in the Wall Street Journal on the first business day of the month, plus 1%. The average effective rate in 1994 and 1993 was 8.14% and 8.95%, respectively.

If a participant should terminate from the Plan, any outstanding loan balance is converted to a distribution.


         Loan activity for 1994 was as follows:

                 Balance at Beginning of the Year           $  9,010,267
                          New Loans                            5,907,075
                          Repayment of Principal              (6,245,657)
                                                            ------------
                 Balance at End of Year                     $  8,671,685
                                                            ============

         Interest applicable to these loans during 1994 was $686,726.


3. AMOUNTS DUE TO TERMINATED EMPLOYEES:

There are no amounts payable to participants no longer participating in the Plan at December 31, 1994.

4. UNREALIZED APPRECIATION:

The amount of unrealized appreciation of investments (original cost compared to market value) at December 31, 1993 and 1994, and the related net change during 1994 is set forth below:

          Unrealized appreciation at December 31, 1993                                 $ 17,793,660
             Decrease during 1994                                                       (15,956,945)
                                                                                        -----------

          Unrealized appreciation at December 31, 1994                                 $  1,836,715
                                                                                       ============

5. INVESTMENTS:

Investments of Company common stock, in the Company (and OG&E) Common Stock Fund at December 31, 1994 and 1993, of $88,057,500 and $115,294,997,
respectively, are carried at market value ($33.125 per share and $37.00 per share at December 31, 1994 and 1993, respectively) and are comprised of 2,658,247 and 3,116,081 shares, respectively. The market value per common share was $34.75 at March 16, 1995, the date of the accompanying report of independent public accountants.

The aggregate market value and proceeds of investments sold and distributed are determined on a specific asset basis and were as follows:


                                                         Year Ended December 31, 1994
                                           --------------------------------------------------------
                                                                  Proceeds/
                                             Market Value       Distribution
                                               at 1/1/94           Value              Gains/(Loss)
                                           ----------------    --------------         ------------
 OG&E Common Stock Fund                        $44,054,761         $42,454,304        ($1,600,457)
 Asset Manager                                   4,688,660           4,421,596           (267,064)
 Asset Manager Growth                            6,467,929           6,157,422           (310,507)
 Asset Manager Income                            1,591,268           1,544,273            (46,995)
 Managed Income Portfolio                       22,365,109          22,365,109              -

                       OKLAHOMA GAS AND ELECTRIC COMPANY
                       EMPLOYEES' RETIREMENT SAVINGS PLAN


           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                            AS OF DECEMBER 31, 1994



 (a)*  (b)       Issuer          (c)      Description of Investment               (d)   Cost        (e) Market Value
 ----  -----------------------   ------------------------------------------------ ----------------  ----------------
    *  Oklahoma Gas and          Common stock, $2.50 par value                         $ 83,677,517    $ 88,057,500
          Electric Company

       Fidelity                  U.S. Government fund, variable interest rate             1,188,157       1,188,157

       Fidelity                  Asset Manager, mutual fund                               8,139,289       7,277,180

       Fidelity                  Asset Manager: Growth, mutual fund                      14,156,825      12,635,770

       Fidelity                  Asset Manager: Income, mutual fund                       2,470,695       2,318,634

       Fidelity                  Managed Income Portoflio, mutual fund                   14,930,277      14,922,234

                                 Participant Loans, average interest rate of              8,623,512       8,623,512
                                                                                       ------------    ------------
                                 8.14%

       Total investments                                                               $133,186,272    $135,022,987
                                                                                       ============    ============


*      Party in interest

                       OKLAHOMA GAS AND ELECTRIC COMPANY
                       EMPLOYEES' RETIREMENT SAVINGS PLAN


                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994




   Number of           Identity of Party            Description of          Purchase       Selling         Lease
   Transactions        (a)      Involved          (b)    Asset            (c)   Price    (d)   Price    (e)   Rental
   ------------        ------------------          -----------------      -----------    -----------    ------------
                  Purchases:
       237          Fidelity Mgmt. Trust Co.    Oklahoma Gas and          $21,245,373    $    -          $    -
                      OG&E Common Stock Fund    Electric Company
                                                Common Stock

       216          Fidelity Mgmt. Trust Co.    Asset Manager              12,779,446         -               -

       234          Fidelity Mgmt. Trust Co.    Asset Manager: Growth      20,501,941         -               -


       180          Fidelity Mgmt. Trust Co.    Asset Manager: Income       4,044,889         -               -


       233          Fidelity Mgmt. Trust Co.    Managed Income             10,767,290         -               -
                                                Portfolio
                       Expenses
                     Incurred in                          Current Value
                     Connection                            of Asset on
   Number of            with            Cost of            Transaction           Net Gain
   Transactions    (f) Transaction    (g)  Asset          (h)    Date          (i) or (Loss)
   ------------    ---------------   ------------       ----------------       -------------

       237             $    -        $21,245,373              $21,245,373           $    -



       216                  -           12,779,446             12,779,446                -

       234                  -           20,501,941             20,501,941                -


       180                  -            4,044,889              4,044,889                -


       233                  -           10,767,290             10,767,290                -






Schedules of party-in-interest transactions, obligations in default and leases in default, and investment assets acquired and disposed within the plan year as required by the Employee Retirement Income Security Act of 1974 and the regulations promulgated by the Department of Labor are not separately included because the Plan had no such items to report.

                                                                     Page 2 of 2
                       OKLAHOMA GAS AND ELECTRIC COMPANY
                       EMPLOYEES' RETIREMENT SAVINGS PLAN


                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994







   Number of           Identity of Party             Description of          Purchase       Selling              Lease
   Transactions        (a)    Involved             (b)    Asset            (c)   Price    (d)   Price         (e)   Rental
   ------------        -----------------           -----------------       -----------    -----------         ------------
                  Sales and Redemptions:
       230          Fidelity Mgmt. Trust Co.    Oklahoma Gas and
                    OG&E Common Stock Fund      Electric Company Common      $  -          $42,454,304             $    -
                                                Stock

       189          Fidelity Mgmt. Trust Co.    Asset Manager                   -            4,421,596                  -

       210          Fidelity Mgmt. Trust Co.    Asset Manager: Growth           -            6,157,422                  -


       126          Fidelity Mgmt. Trust Co.    Asset Manager: Income           -            1,544,273                  -


       216          Fidelity Mgmt. Trust Co.    Managed Income                  -           22,365,109                  -
                                                Portfolio
                            Expenses
                          Incurred in                           Current Value
                          Connection                            of Asset on
   Number of                 with                Cost of        Transaction          Net Gain
   Transactions         (f) Transaction       (g)    Asset    (h)      Date        (i) or (Loss)
   ------------         ---------------       ------------    ----------------     -------------

       230
                               $    -           $39,732,236       $ 42,454,304        $ 2,722,068


       189                          -             4,722,848          4,421,596           (301,252)

       210                          -             6,521,334          6,157,422           (363,912)


       126                          -             1,589,916          1,544,273            (45,643)


       216                          -            22,365,109         22,365,109              -




Schedules of party-in-interest transactions, obligations in default and leases in default, and investment assets acquired and disposed within the plan year as required by the Employee Retirement Income Security Act of 1974 and the regulations promulgated by the Department of Labor are not separately included because the Plan had no such items to report.

                                EXHIBIT INDEX



EXHIBIT
  NO.                       DESCRIPTION
- -------        ---------------------------------------
1.01           Consent of Independent Public Accountants


                                                                   EXHIBIT 1.01

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated March 16, 1995 included in the Oklahoma Gas and Electric Company Employees' Retirement Savings Plan Form 11-K for the year ended December 31, 1994, into the previously filed Post-Effective Amendment No. One to Form S-3 Registration Statement No. 33-32870, Form S-8 Registration Statement No. 33-35833, Post-Effective Amendment No. Three to Form S-3 Registration Statement No. 2-94973, and Form S-8 Registration Statement No. 33-52169.


                                         ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
  April 27, 1995